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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 2020, except for paragraphs 7 through 11 of Note 14, as to which the date is May 1, 2020, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-239185) and related Prospectus of Nikola Corporation for the registration of 76,390,000 shares of its common stock and warrants to purchase 890,000 shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona
June 30, 2020

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm